RAND LOGISTICS, INC.





Rand Logistics, Inc. (NASDAQ: RLOG)
Second Quarter 2010
Earnings Conference Call
November 12, 2009
8:30 a.m. ET



Forward-Looking Statements



This presentation contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 25, 2009.

RAND
LOGISTICS, INC.

Conference Call Details





- The conference call webcast and accompanying slides are available on the Rand Logistics, Inc. website at: http://www.randlogisticsinc.com/presentations.html

- A telephonic replay of the conference call may be accessed approximately two hours after the completion of the call.
  - 800-642-1687, Conference ID# 39127863
  - 706-645-9291, Conference ID#39127863 for international callers

RAND LOGISTICS, INC.

Agenda



- **Introduction**
  Laurence Levy, Chairman and Chief Executive Officer

- **Business Environment and Operational Overview**
  Scott Bravener, President of Lower Lakes

- **Financial Overview**
  Joe McHugh, Chief Financial Officer

Introduction
Laurence Levy



- Significant reduction in demand for bulk freight shipping services on the Great Lakes
- Notwithstanding the decline in demand, vessel utilization equaled 87.1% of the theoretical maximum during the six months ended September 30, 2009 and our tonnage volumes were down only 10% versus the prior year
- Our strategy of diversifying and balancing the products that we carry and the customers we serve enabled us to partially offset decreases in demand for the transportation of certain commodities
- Despite a decline in marine freight revenue per day, vessel operating margins approached prior year record levels, as a direct result of continued realization of operating efficiencies and cost reductions
- Proactive cost-cutting measures implemented during the first half of our fiscal year offset the impact of fewer sailing days and lessened vessel efficiency
- Notwithstanding a significantly weaker Canadian dollar and operating inefficiencies caused by reduced customer demand, we believe operating income, before depreciation and amortization, for fiscal 2010 will only be marginally lower than fiscal 2009 results, which were the highest in the Company's history

Business Environment and Operational Overview
Scott Bravener



- Overall pleased with vessel utilization, given that demand for certain bulk freight shipping services lakes-wide was down by as much as 60% thus far in 2009, due to the weakened economy

- Net reduced demand from our customers resulted in a 6.6% decrease in Sailing Days during the six months ended September 30, 2009

- Marine freight revenue per day decreased by 6.1% during the six months ended September 30, 2009, primarily because of inefficiencies caused by a reduction in customer demand. Inefficiencies include:
  - Longer wait time at customer docks
  - Lack of scheduling flexibility
  - Inability to maximize trade patterns

- We mitigated operating inefficiencies with continued benefits from operational improvements across the fleet and capital expenditures in prior periods, resulting in vessel operating margins which approached prior year record levels

- While there is still uncertainty in our end markets, barring weather delays or operational incidents, we have greater confidence about our forecast for business for the remainder of the 2009 sailing season
  - Demand for our services appears to be stabilizing
  - We have adequate visibility into shipments through the end of the 2009 sailing season
  - We have carefully managed our vessels throughout the 2009 sailing season in anticipation of some of our major customers closing their facilities for the winter earlier than normal

RAND
LOGISTICS, INC.

Business Environment and Operational Overview
Scott Bravener



	3 Months Ended 9/30/09	3 Months Ended 9/30/08
Sailing Days	1,000	1,092
Freight Revenue/Sailing Day	$ 28,136	$ 29,602
Vessel Operating Expenses/Sailing Day	$ 19,608	$ 27,799
Repairs and Maintenance Expenses/Sailing Day	$ 63	$ 0
G&A (in millions)	$ 1.8	$ 2.7
Average F/X Rate	$0.911 USD per CAD	$0.960 USD per CAD

RAND
LOGISTICS, INC.

Business Environment and Operational Overview
Scott Bravener



	6 Months Ended 9/30/09	6 Months Ended 9/30/08
Sailing Days	1,912	2,047
Freight Revenue/Sailing Day	$ 27,344	$ 29,128
Vessel Operating Expenses/Sailing Day	$ 19,610	$ 27,314
Repairs and Maintenance Expenses/Sailing Day	$ 375	$ 434
G&A (in millions)	$ 4.2	$ 5.1
Average F/X Rate	$0.883 USD per CAD	$0.975 USD per CAD





RAND
LOGISTICS, INC.

Business Environment and Operational Overview
Scott Bravener



U.S.-Flag Dry-Bulk Cargo Carriage on the Great Lakes
September YTD
(net tons in thousands)



Iron Ore
35,922
34,974
14,015
40,000
30,000
20,000
10,000
0
YTD September 2008
YTD 5-Yr Average
YTD September 2009
Salt
874
805
860
3.4%
1,000
500
0
YTD September 2008
YTD 5-Yr Average
YTD September 2009
Coal
16,931
17,581
13,810
20,000
15,000
10,000
5,000
0
YTD September 2008
YTD 5-Yr Average
YTD September 2009
Sand
169
283
199
400
300
200
100
0
YTD September 2008
YTD 5-Yr Average
YTD September 2009
Limestone
17,661
19,870
11,558
25,000
20,000
15,000
10,000
5,000
0
YTD September 2008
YTD 5-Yr Average
YTD September 2009
Grain
175
242
173
300
250
200
150
100
50
0
YTD September 2008
YTD 5-Yr Average
YTD September 2009



Rand total tonnage decreased by only 10%, excluding outside voyage charter, compared to prior year

RAND
LOGISTICS, INC.

Financial Overview
Joe McHugh




Operating Income Bridge
September YTD FY2010 Actual vs. September YTD FY2009 Actual
(U.S. Dollars 000's)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$16,090
($1,345)
($847)
($841)
($441)
($353)
$12,263
6 months ended 9/30/08
D&A
Currency Translation
Reduced Sailing Days
GE Amendment Fee
All Others
6 months ended 9/30/09

RAND
LOGISTICS, INC.